                                                                     EXHIBIT 3.2

                                                            Amended and Restated
                                                                     May 3, 1996


                          SECOND AMENDED AND RESTATED
                                   BYLAWS OF
                          TRAVIS BOATS & MOTORS, INC.

                                  1.  Offices
                                      -------

     1.1  Principal Office.  The principal office of the Corporation shall be
          ----------------
located in Austin, Texas.

     1.2  Other Office.  The Corporation may also have offices at such other
          ------------
places within or without the State of Texas as the board of directors may from time to time determine or the business of the Corporation may require.


                          2.  Meetings of Shareholders
                              ------------------------

     2.1  Annual Meeting.  The annual meeting of shareholders for the election
          --------------
of directors and such other business as may properly be brought before the meeting shall be held at such place within or without the State of Texas and at such date and time as shall be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.2  Special Meetings.  Special meetings of the shareholders may be called
          ----------------
(a) by the president or the board of directors, or (b) by the holders of at least 25% of all the shares entitled to vote at the proposed meeting. The record date for determining shareholders entitled to call a special meeting shall be the date the first shareholder signs the call and notice of that meeting. Only business within the purpose or purposes described in the notice of a special meeting of shareholders may be conducted at such meeting.

     2.3  Notice and Waivers of Notice.
          ----------------------------

     (a) Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the Corporation.

     (b) Notice may be waived in writing signed by the person or persons entitled to such notice. Such waiver may be executed at any time before or after the holding of such meeting. Attendance at a meeting shall constitute a waiver of notice, except where the person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

     (c) Any notice required to be given to any shareholder, under any provision of the Texas Business Corporation Act, as amended (the "Act"), the Articles of Incorporation or these Bylaws, need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or document filed with the Secretary of State, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

     2.4  Record Date.  For the purpose of determining shareholders entitled to
          -----------
notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, the board of directors may in advance establish a record date which must be at least 10 but not more than 60 days prior to such meeting. If the board of directors fail to establish a record date, the record date shall be the date on which notice of the meeting is mailed.

     2.5  Voting List.
          -----------

     (a) The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or vote at any meeting of shareholders.

     (b) Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     (c) An officer or agent having charge of the stock transfer books who shall fail to prepare the list of shareholders or keep the same on file for a period of ten days, or produce and keep it open for inspection as provided in this section, shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage. In the event that such officer or agent does not receive notice of a meeting of shareholders sufficiently in advance of the date of such meeting reasonably to enable him to comply with the duties prescribed by these Bylaws, the Corporation, but not such officer or agent shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage.

     2.6  Quorum of Shareholders.  With respect to any matter, a quorum shall be
          ----------------------
present at a meeting of shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting, in person or by proxy, unless otherwise provided in the Articles of Incorporation in accordance with the Act. Unless otherwise provided in the Articles of Incorporation, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

     2.7  Withdrawal of Quorum.  Unless otherwise provided in the Articles of
          --------------------
Incorporation, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may properly be brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not effect the presence of a quorum at the meeting.

     2.8  Voting on Matters Other Than the Election of Directors.  With respect
          ------------------------------------------------------
to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Act, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the Articles of Incorporation.

     2.9  Voting in the Election of Directors.  Directors shall be elected in
          -----------------------------------
the manner provided in the Articles of Incorporation.

     2.10 Method of Voting.  The holders of outstanding shares of capital stock
          ----------------
of the Corporation shall be entitled to vote on matters submitted to a vote of shareholders as provided in the Articles of Incorporation. Any shareholder may vote either in person or by proxy executed in writing by the shareholder. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

     2.11 Action Without Meetings.
          -----------------------

     (a) To the extent so provided in the Articles of Incorporation, any action required by law to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present or represented and voted.

     (b) Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Corporation in the manner required by law, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent delivered to the Corporation by delivery to its registered office, to its principal office or to an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation's principal office shall be addressed to the president or the chief executive officer of the Corporation.

     (c) A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this section.

     (d) Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

     2.12 Conduct of Meeting.  The Chairman of the Board, if such office has
          ------------------
been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of shareholders. The Secretary shall keep the records of each meeting of shareholders. In the absence or inability to act of any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these bylaws or by a person appointed by the meeting.

     2.13 Shareholder Proposals at Annual Meetings.  At an annual meeting of the
          ----------------------------------------
shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, otherwise properly brought before the meeting by or at the direction of the board of directors or otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 day's notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this section 2.13, provided, however, that nothing in this section 2.13 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedure.

     2.14 Nominations of Persons for Election to the Board of Directors.  In
          -------------------------------------------------------------
addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of shareholders by or at the direction of the board of directors, by any nominating committee or person appointed by the board of directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this section 2.14. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder, and (ii) the class and number of shares of the Corporation beneficially owned by the shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock.

     2.15 Inspectors.  The board of directors may, in advance of any meeting of
          ----------
shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors.
Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.


                                 3.  Directors
                                     ---------

     3.1  Powers.  The powers of the Corporation shall be exercised by or under
          ------
authority of, and the business and affairs of the Corporation and all corporate powers shall be managed under the direction of, the board of directors.

     3.2  Number, Term of Office and Qualifications.  The property and business
          -----------------------------------------
of the corporation shall be managed and controlled by a Board of Directors consisting of seven directors or such other number of directors as shall be determined from time to time by the Board of Directors. The Board of Directors shall be divided into three classes, to be known as Classes "A," "B" and "C," with the term of office of one class expiring each year. Class A shall consist of two or three Directors, each to hold office for an initial term expiring on the date of the 1996 annual meeting of shareholders; Class B shall consist of two or three Directors, each to hold office for an initial term expiring on the date of the 1997 annual meeting of shareholders; and Class C shall consist of two or three Directors, each to hold office for an initial term expiring on the date of the 1998 annual meeting of shareholders, or, in each case, until his successor shall be elected and shall have qualified. Subject to the foregoing, at each annual meeting of shareholders a single class of Directors shall be elected to succeed the directors whose terms shall have expired, and to hold office for a term expiring at the third succeeding annual meeting of shareholders. In the event of an increase or decrease in the number of Directors, any newly created or eliminated directorships shall be apportioned among the classes so as to make all classes as nearly equal as possible; provided, however, that no decrease in the number of Directors shall have the effect of shortening the term of an incumbent Director. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of 60% of the remaining Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. Directors need not be residents of the State of Texas or shareholders of the Corporation.

     3.3  Election.  The directors shall be elected at the annual meetings of
          --------
the shareholders, and each Director elected shall serve until his successor shall have been elected and qualified.

     3.4  Removal of Directors.  At any meeting of shareholders called expressly
          --------------------
for the purpose of removing a Director, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.


                     4.  Meetings of the Board of Directors
                         ----------------------------------

     4.1  Place.  Meetings of the board of directors, regular or special, may be
          -----
held either within or without the State of Texas.

     4.2  Regular Meetings.  Regular meetings of the board of directors shall be
          ----------------
held at such dates and times and at such places as shall from time to time be determined by the board of directors. Regular meetings may be held with or without notice, as determined by the board of directors.

     4.3  Special Meetings.  Special meetings of the board of directors may be
          ----------------
called by the chairman of the board of directors or the president and shall be called by the secretary on the written request of any two directors. Notice of each special meeting of the board of directors shall be given to each director at least 48 hours before the meeting is scheduled to convene.

     4.4  Notice and Waiver of Notice.  Attendance of a director at any meeting
          ---------------------------
shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     4.5  Quorum of Directors; Vote Required.  At all meetings of the Board of
          ----------------------------------
Directors a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     4.6  Action Without Meetings.  Any action required or permitted to be taken
          -----------------------
at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or committee, as the case may be.

     4.7  Committees.
          ----------

     (a) The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution shall have and may exercise all of the authority of the board of directors, subject to the limitations set forth below and in the Act.

     (b) No committee of the board of directors shall have the authority of the board of directors in reference to:

          1. amending the Articles of Incorporation, except that a committee may, to the extent provided in the resolution designating that committee or in the Articles of Incorporation or the Bylaws, exercise the authority of the board of directors vested in it in accordance with Article 2.13 of the Act;

          2. proposing a reduction of the stated capital of the Corporation in the manner permitted by Article 4.12 of the Act;

          3.   approving a plan of merger or share exchange of the Corporation;

          4. recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

          5. recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

          6. amending, altering, or repealing these Bylaws of the Corporation or adopting new Bylaws of the Corporation;

          7.   filling vacancies in the board of directors;

          8. filling vacancies in or designating alternate members of any such committee;

          9. filling any directorship to be filled by reason of an increase in the number of directors;

          10. electing or removing officers of the Corporation or members or alternate members of any such committee;

          11. fixing the compensation of any member or alternate members of such committee; or

          12. altering or repealing any resolution of the board of directors that by its terms provides that it shall not be so amendable or repealable.

     (c) Unless the resolution designating a particular committee, the Articles of Incorporation, or these Bylaws expressly so provide, no committee of the board of directors shall have the authority to authorize a distribution or to authorize the issuance of shares of the Corporation.

     (d) The designation of a committee of the board of directors and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

     4.8  Compensation.  The Directors shall receive such compensation for their
          ------------
services as directors as may be determined by resolution of the board of directors. Each Director shall be reimbursed for travel and other reasonable out-of-pocket expenses incurred by such Director in attending regular and special meetings of the board of directors or any committee. The receipt of compensation or reimbursement of expenses shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  5.  Officers
                                      --------

     5.1  Election, Number, Qualification, Term, Compensation. The officers of
          ---------------------------------------------------
the Corporation shall be elected by the board of directors and shall consist of a president, a vice-president, a secretary and a treasurer. The board of directors may also elect a chairman of the board, additional vice-presidents, one or more assistant secretaries and assistant treasurers and such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the board by resolution not inconsistent with these Bylaws. Two or more offices may be held by the same person. None of the officers need be directors except the president. The board of directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the board deems advisable. The salaries of all officers of the Corporation shall be fixed by the board of directors.

     5.2  Removal.  The officers of the Corporation shall hold office until
          -------
their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the board of directors may be removed at any time by the board, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

     5.3  Vacancies.  Any vacancy occurring in any office of the Corporation by
          ---------
death, resignation, removal or otherwise shall be filled by the board of directors.

     5.4  Authority.  Officers and agents shall have such authority and perform
          ---------
such duties in the management of the Corporation as may be provided in these Bylaws.

     5.5  Chairman of the Board.  The Chairman of the Board, if one is elected,
          ---------------------
shall preside at all meetings of the board of directors and of the shareholders and shall have such other powers and duties as may from time to time be prescribed by the board of directors upon written directions given to him pursuant to resolutions duly adopted by the board of directors.

     5.6  Vice-Chairman of the Board.  The Vice-chairman of the Board, if
          --------------------------
elected, shall preside at meetings of the board of directors and of shareholders in the absence of the chairman of the board. The vice-chairman of the board shall have such other powers and duties as from time to time may be prescribed by the board of directors.

     5.7  President.  The president shall be the chief executive officer of the
          ---------
Corporation, shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall preside at all meetings of the shareholders and of the board of directors, unless a chairman of the board or vice-chairman of the board has been elected, in which event the president shall preside at meetings of the shareholders and of the board of directors in the absence or disability of the chairman of the board or vice-chairman of the board.

     5.8  Vice-President.  Vice-presidents, including executive vice-presidents
          --------------
and senior vice-presidents, in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

     5.9  Secretary.  The secretary shall attend all meetings of the board of
          ---------
directors and all meetings of shareholders and record all of the proceedings of the meetings of the board of directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the board of directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary or of the treasurer.

     5.10 Treasurer.
          ---------

     (a) The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

     (b) The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the president or board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

     (c) If required by the board of directors, the treasurer shall give the Corporation a bond of such type, character and amount as the board of directors may require.

     5.11 Assistant Secretary and Assistant Treasurer.  In the absence of the
          -------------------------------------------
secretary or treasurer, an assistant secretary or assistant treasurer, respectively shall perform the duties of the secretary or treasurer. Assistant treasurers may be required to give bond as provided in section 5.9(c). The assistant secretaries and assistant treasurers, in general shall have such powers and perform such duties as the treasurer or secretary, respectively, or the board of directors or president may prescribe.


                      6.  Certificates Representing Shares
                          --------------------------------

     6.1  Certificates.  The shares of the Corporation shall be represented by
          ------------
certificates signed by the president or a vice-president and the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the president or vice-president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value.

     6.2  Payment, Issuance.  Shares may be issued for such consideration, not
          -----------------
less than the par value thereof, as may be fixed from time to time by the board of directors. The consideration for the payment of shares shall consist of money paid, labor done or property actually received. Shares may not be issued until the full amount of the consideration fixed therefor has been paid.

     6.3  Lost, Stolen or Destroyed Certificates.  The board of directors may
          --------------------------------------
direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

     6.4  Registration of Transfer.  Shares of stock shall be transferable only
          ------------------------
on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

     6.5  Registered Owner.  The Corporation shall be entitled to recognize the
          ----------------
exclusive right of a person registered on its books as of the record date as the owner of shares to receive dividends or other distributions, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas. The person in whose name the shares are or were registered in the stock transfer books of the Corporation as of the record date shall be deemed to be the owner of the shares registered in his name at that time. Neither the Corporation nor any of its officers, directors, or agents shall be under any liability for making such a distribution to a person in whose name shares were registered in the stock transfer books as of the record date or to the heirs, successors, or assigns of the person, even though the person, or his heirs, successors, or assigns, may not possess a certificate for shares.


                                 7.  Dividends
                                     ---------

     7.1  Declaration and Payment.  Subject to the Act and the Articles of
          -----------------------
Incorporation, dividends may be declared by the board of directors, in its discretion, at any regular or special meeting, pursuant to law and may be paid in cash, in property or in the Corporation's own shares.

     7.2  Reserves.  Before payment of any dividend, the board of directors, by
          --------
resolution, may create a reserve or reserves out of the Corporation's surplus or designate or allocate any part or all of such surplus in any manner for any proper purpose or purposes, and may increase, create, or abolish any such reserve, designation, or allocation in the same manner.


                             8.  General Provisions
                                 ------------------

     8.1  Fiscal Year.  The fiscal year of the Corporation shall be fixed by
          -----------
resolution of the board of directors.

     8.2  Seal.  The corporate seal shall be in such form as may be prescribed
          ----
by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

     8.3  Minutes.  The Corporation shall keep correct and complete books and
          -------
records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving names and addresses of all shareholders and the number and class of the shares held by each.

     8.4  Amendment.  The power to amend or repeal these Bylaws and adopt new
          ---------
Bylaws shall be reserved exclusively to the Board of Directors. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors, at any meeting of the

Board of Directors at which a quorum is present, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

     8.5  Notice.  Any notice to directors or shareholders shall be in writing
          ------
and shall be delivered personally or mailed to the directors or shareholders at their respective addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to directors may also be given by facsimile transmittal. Whenever any notice is required to be given under the provisions of applicable statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.



Dated:  May 3, 1996                 _______________________________________
                                    Michael B. Perrine, Secretary